Exhibit 4.3

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

INTERNATIONAL COAL GROUP, INC.

Certificate No. 1

4.00% Convertible Senior Notes due 2017 (the “Securities”)

CUSIP No. 45928H AG1

International Coal Group, Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Interests in the Global Note” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed             ($            ) in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 1, 2017, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: April 1 and October 1, beginning on October 1, 2010.

Record Dates: March 15 and September 15 immediately preceding the related Interest Payment Date.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, International Coal Group, Inc. has caused this instrument to be duly signed.

INTERNATIONAL COAL GROUP, INC.

By:
Name:
Title:

Dated:                     ,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: ,

[REVERSE OF SECURITY]

INTERNATIONAL COAL GROUP, INC.

4.00% Convertible Senior Notes due 2017

1. Interest. International Coal Group, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest, payable semi-annually in arrears, on April 1 and October 1 of each year, beginning on October 1, 2010. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, March 16, 2010, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 6.02 of the First Supplemental Indenture (as defined below) and any reference to “interest” in this Security shall be deemed to include any such Additional Interest.

2. Maturity Date. The Securities will mature on April 1, 2017.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Issuer will pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date or Fundamental Change Repurchase Date, as applicable. The Issuer will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities.

4. Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Issuer may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5. Indenture. The Issuer issued the Securities under an Indenture dated as of March 16, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of March 16, 2010 (the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Issuer limited to $115,000,000 aggregate principal amount, except as otherwise provided in the

Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6. No Redemption. The Securities are not redeemable at the option of the Issuer prior to the Maturity Date, and no sinking fund is provided for the Securities.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Issuer to repurchase such Holder’s Securities, or any portion thereof that is $1,000 in principal amount or any integral multiple thereof, on a date selected by the Issuer (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

8. Conversion.

Upon the occurrence of certain events and during certain periods, the Securities shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article IX of the First Supplemental Indenture. To convert a Security, a Holder must satisfy the requirements of Section 9.02(A) of the First Supplemental Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article IX of the First Supplemental Indenture.

The initial Conversion Rate is 172.0874 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $5.81 per share) subject to adjustment in the event of certain circumstances as specified in the First Supplemental Indenture. The Issuer will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article IX of the First Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 9.15 of the First Supplemental Indenture, otherwise apply to such Security pursuant to Article IX of the First Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Issuer or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11. Merger or Consolidation. The Issuer shall not consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Issuer to, another Person, whether in a single transaction or series of related transactions, unless (i) the Issuer is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such other Person assumes by supplemental indenture all the obligations of the Issuer under the Securities and the Indenture and (ii) immediately after such transaction or series of transactions, no Default or Event of Default exists, as set forth in Article V of the First Supplemental Indenture.

12. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, evidenced as in the Indenture provided, to amend or supplement the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the then outstanding Securities may on behalf of the Holders of all of the Securities waive certain existing Defaults or Events of Default under the Indenture and its consequences.

13. Defaults and Remedies. In the case of an Event of Default specified in Section 6.01(5) or (6) of the Original Indenture, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default with respect to the outstanding Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all such Securities to be due and payable immediately. Upon any such declaration, the Securities shall become due and payable immediately.

Subject to Sections 6.04 and 8.02 of the First Supplemental Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (i) a Default or Event of Default in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, (ii) a Default or Event of Default arising from a failure by the Issuer to convert any Securities in accordance with the First Supplemental Indenture or (iii) any Default or Event of Default, as to each non-consenting Holder, in respect of any provision of the Indenture or the Securities which, under Section 8.02 of the First Supplemental Indenture and Section 9.02 of the Original Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

14. Note Guarantees. The Guarantors shall, jointly and severally, and irrevocably guarantee the Issuer’s payment and other obligations under the Securities in accordance with Section 4.06 of the First Supplemental Indenture and Article 10 of the Original Indenture. Under the terms of the Note Guarantees in respect of the Securities, Holders shall not be required to exercise their remedies against the Issuer before they proceed directly against the Guarantors.

15. Trustee Dealings with the Issuer. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Attn: General Counsel

GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture dated as of March 16, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of March 16, 2010 (the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) among International Coal Group, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and premium, if any, and interest on the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Original Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

This Note Guarantee may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note Guarantee to be duly executed as of the date first above written.

GUARANTORS:

BRONCO MINING COMPANY, INC.

By:
Name:
Title:

COALQUEST DEVELOPMENT LLC

By:
Name:
Title:

HAWTHORNE COAL COMPANY, INC.

By:
Name:
Title:

HUNTER RIDGE, INC.

By:
Name:
Title:

HUNTER RIDGE COAL COMPANY

By:
Name:
Title:

HUNTER RIDGE HOLDINGS, INC.

By:
Name:
Title:

ICG, INC.

By:
Name:
Title:

ICG, LLC

By:
Name:
Title:

ICG ADDCAR SYSTEMS, LLC

By:
Name:
Title:

ICG BECKLEY, LLC

By:
Name:
Title:

ICG EAST KENTUCKY, LLC

By:
Name:
Title:

ICG EASTERN, LLC

By:
Name:
Title:

ICG EASTERN LAND, LLC

By:
Name:
Title:

ICG HAZARD, LLC

By:
Name:
Title:

ICG HAZARD LAND, LLC

By:
Name:
Title:

ICG ILLINOIS, LLC

By:
Name:
Title:

ICG KNOTT COUNTY, LLC

By:
Name:
Title:

ICG NATURAL RESOURCES, LLC

By:
Name:
Title:

ICG TYGART VALLEY, LLC

By:
Name:
Title:

JULIANA MINING COMPANY, INC.

By:
Name:
Title:

KING KNOB COAL CO., INC.

By:
Name:
Title:

MARINE COAL SALES COMPANY

By:
Name:
Title:

MELROSE COAL COMPANY, INC.

By:
Name:
Title:

PATRIOT MINING COMPANY, INC.

By:
Name:
Title:

POWELL MOUNTAIN ENERGY, LLC

By:
Name:
Title:

SIMBA GROUP, INC.

By:
Name:
Title:

UPSHUR PROPERTY, INC.

By:
Name:
Title:

VINDEX ENERGY CORPORATION

By:
Name:
Title:

WHITE WOLF ENERGY, INC.

By:
Name:
Title:

WOLF RUN MINING COMPANY

By:
Name:
Title:

FORM OF ASSIGNMENT

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.02 of the First Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.02 of the First Supplemental Indenture, state the principal amount to be so purchased by the Issuer:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

International Coal Group, Inc.

4.00% Convertible Senior Notes due 2017

The initial principal amount of this Global Note is             ($            ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian